Exhibit 99.1

AspenBio Pharma Reports on AppyScore™ Supplemental Clinical Trial Interim Analysis and Provides Guidance on FDA 510(k) Filing
--Conference call scheduled for today at 5:00 PM ET--

CASTLE ROCK, CO—February 9, 2010—AspenBio Pharma, Inc. (NASDAQ: APPY) today reported conclusions from its pre-planned, independent, interim analysis of the Company’s ongoing supplemental clinical trial of AppyScore™, the first blood-based test designed to aid in the evaluation of patients suspected of having acute appendicitis, and outlined next steps for its AppyScore 510(k) filing with the U.S. Food and Drug Administration (FDA). Based on the interim analysis, the trial, currently with over 600 patients enrolled, will continue enrollment to approximately 800 patients with completion anticipated in March of 2010. Given the time estimate to complete the current trial and related data analysis, the Company has withdrawn its 510(k) on file with the FDA and will submit a new 510(k) with full results from the ongoing clinical trial. This clinical trial is statistically sized to stand alone and thereby becomes the pivotal trial to support the new 510(k) submission.

“We believe AppyScore has the potential to help improve physicians’ evaluation of appendicitis, eliminating unnecessary CT scans and reducing radiation exposure risk for patients—while also reducing health care costs,” said Daryl J. Faulkner, Chief Executive Officer of AspenBio Pharma. “We continue to actively enroll patients in the ongoing clinical trial and believe that submitting a new 510(k) based on a full analysis of the data from this study will provide the most effective path to 510(k) clearance. Our new timeline includes finalizing the trial results and submitting the new 510(k) in the second quarter of 2010.

“In addition, we continue to make excellent progress advancing our second generation AppyScore product—a stand-alone, state-of-the-art cassette and reader instrument platform—and anticipate being in a position to begin clinical trials for this rapid assay in the second half of 2010,” concluded Faulkner.

Interim statistical analyses are conducted to advise clinical trial sponsors on the progress of a study to determine if: 1) a trial should be stopped as the defined end point(s) will not be reached; 2) a trial should be stopped as the end point(s) have already been reached; or 3) a trial should continue as planned. A fourth item was included in AspenBio’s interim analysis to determine if the clinical trial size should be expanded in order to generate the statistical power needed to reach defined end point(s).The interim analysis report for AspenBio’s trial concluded that the trial should continue. Based upon the data set, the interim analysis determined that the trial is adequately sized for the primary endpoint goal, the use of AppyScore test alone. However, the data set gathered for the interim analysis was not sufficient to provide guidance, at this stage, on if the trial is adequately sized for the secondary endpoints—using AppyScore in combination with either white blood cell count (WBC) or neutrophil count. The Company and all participants in the study remain blinded to the data until the close of the study and there can be no assurance of the outcome of the study based on the interim analysis.

In addition to the current ELISA format AppyScore test, AspenBio is developing a stand-alone, cassette and reader instrument platform that provides AppyScore results more rapidly and efficiently than the ELISA format and will significantly improve ease of use by reducing an operator’s processing steps. Clinical trials of the rapid assay will be designed to support a 510(k) submission for this platform using the ELISA test as a predicate, assuming the ELISA test is cleared by the FDA. In addition, these trials will provide AspenBio and physicians with additional information on the product's potential utility. AspenBio recently signed a manufacturing agreement with LRE Medical to complete commercial development and manufacture of the reader instrument to be used with the AppyScore cassette system and expects to announce the execution of a supply agreement with an internationally recognized manufacturer for the test cassettes in the near future.

“Emergency medicine physicians need better diagnostic tools to help identify patients at low risk for appendicitis,” said Angela Mills, MD, Assistant Professor, Department of Emergency Medicine, University of Pennsylvania School of Medicine and a consultant to AspenBio Pharma. “Additional test information that supplements the various modalities we currently use to evaluate patients with abdominal pain which might be due to acute appendicitis will guide more informed treatment decisions and, ultimately, support more efficient clinical management of patients.”

Conference Call
AspenBio will hold a conference call today at 5:00 p.m. Eastern Time to discuss today’s news.
Members of the Company’s executive management team will host the presentation, followed by a question and answer period.

Date: Tuesday, February 9, 2010
Time: 5:00 p.m. Eastern Time
Toll-free dial-in number: 1-800-862-9098
International: 1-785-424-1051
Conference ID#: 7ASPENBIO

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will request the conference ID and register your name and organization. If you have any difficulty connecting with the call, please contact the Liolios Group at 949-574-3860.

For those unable to join the live conference call, a replay will be available after 7:30 p.m. Eastern Time today through February 16, 2010.

Toll-free replay number: 1-800-677-6124
International replay number: 1-402-220-0664
(No passcode required)

About AspenBio Pharma, Inc.
AspenBio Pharma, Inc. (NASDAQ: APPY) is a leader in the development and commercialization of innovative products that address unmet diagnostic and therapeutic needs. The Company’s lead product candidate, AppyScore, is a novel, blood-based diagnostic test that evaluates patients suspected of having acute appendicitis and addresses the difficult challenge of properly diagnosing appendicitis in the hospital emergency department setting. For more information, please visit www.aspenbiopharma.com.

Forward-Looking Statements
This news release includes "forward-looking statements" of AspenBio Pharma, Inc. ("APPY") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding the ability to successfully complete the clinical trial data assessments required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test as well as the animal products and other new products, execute agreements required to successfully advance the company's objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY's recent filings with the SEC.

Company Contact:
Gregory Pusey
Vice Chairman
Tel: 303-722-4008

Investor Relations:
Liolios Group, Inc.
Ron Both or Geoffrey Plank
Tel: 949-574-3860